UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2025

Twin Hospitality Group Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-42395	99-1232362
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5151 Belt Line Road, Suite 1200 Dallas, TX	75254
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (972) 941-3150

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	TWNP	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement.

On September 30, 2025, Twin Hospitality Group Inc. (the “Company”) entered into a Common Stock Purchase Agreement (the “Purchase Agreement”) and related Registration Rights Agreement (the “RRA”) with White Lion Capital, LLC (“White Lion). Pursuant to the Purchase Agreement, the Company has the right, but not the obligation, to require White Lion to purchase, from time to time, up to $50.0 million in aggregate gross purchase price of newly issued Class A common stock of the Company (the “Common Stock”), subject to certain limitations and conditions set forth in the Purchase Agreement.

The Company is obligated under the Purchase Agreement and the RRA to file a registration statement with the Securities and Exchange Commission (“SEC”) to register the Common Stock under the Securities Act of 1933, as amended (the “Securities Act”), for the resale by White Lion of shares of Common Stock that the Company may issue to White Lion under the Purchase Agreement.

Subject to the satisfaction of certain customary conditions including, without limitation, the effectiveness of a resale registration statement (the “Registration Statement”) registering the resale of the shares issuable pursuant to the Purchase Agreement, the Company’s right to sell shares to White Lion commenced upon the execution of the Purchase Agreement, and extends until 36 months from the execution of the Purchase Agreement, or until the Company has exercised in full its right to sell shares to White Lion under the Purchase Agreement (the “Commitment Period”). During the Commitment Period, subject to the provisions of the Purchase Agreement, the Company may notify (such notice, a “Purchase Notice”) White Lion when the Company exercises its right to sell shares.

The Purchase Notice may be a (i) Fixed Purchase Notice, (ii) Rapid Purchase Notice, or (iii) VWAP Purchase Notice, each as described below.

●	Under a “Fixed Purchase Notice”, the purchase price to be paid by White Lion will equal 85% of the lowest daily volume-weighted average price (as defined in the Purchase Agreement, “VWAP”) of the Common Stock during five consecutive business days prior to, ending on and including the applicable notice date. The maximum number of shares under each Fixed Purchase Notice will be the lesser of: (a) 30% of the “Median Daily Trading Volume” (as defined in the Purchase Agreement), and (ii) $250,000 divided by the highest closing price of the Common Stock over the most recent five business days.

●	Under a “VWAP Purchase Notice”, the purchase price to be paid by White Lion will equal 97.5% of the VWAP of the Common Stock during the “VWAP Purchase Valuation Period” (as determined under the Purchase Agreement) less five cents ($0.05) per share. The maximum number of shares under each VWAP Purchase Notice will be the lesser of: (a) 20% of the “Average Daily Trading Volume” (as defined in the Purchase Agreement), and (ii) $200,000 divided by the highest closing price of the Common Stock over the most recent five business days.

●	Under a “Rapid Purchase Notice”, the purchase price to be paid by White Lion will equal, at the Company’s option: (i) the lowest traded price of the Common Stock during the “Rapid Purchase Notice Date”, or (ii) 99% multiplied by the lowest traded price two (2) hours following the confirmation by the Investor of the Rapid Purchase Notice. The “Rapid Purchase Notice Date” will be the same business day that a Rapid Purchase Notice is received and confirmed, if before 2:00 p.m. New York time, or else the next business day, unless waived by White Lion. The maximum number of shares under each Rapid Purchase Notice will be the lesser of: (a) 20% of the “Average Daily Trading Volume” (as defined in the Purchase Agreement), and (ii) $200,000 divided by the highest closing price of the Common Stock over the most recent five business days.

The Company may terminate the Purchase Agreement at any time, provided that the Company shall have delivered the Commitment Shares to White Lion prior to such termination. In addition, the Purchase Agreement shall automatically terminate on the earlier of (i) the end of the Commitment Period or (ii) the date that, pursuant to or within the meaning of any bankruptcy law, the Company commences a voluntary case or any person commences a proceeding against the Company, a custodian is appointed for the Company or for all or substantially all of its property or the Company makes a general assignment for the benefit of its creditors. No termination of the Purchase Agreement will affect the registration rights provisions contained in the RRA.

In consideration for the commitments of White Lion, as described above, the Company has agreed to issue to White Lion shares of Common Stock in three tranches in the following amounts: (i) $125,000 divided by the closing price of the Common Stock on the day of effectiveness of the Registration Statement; (ii) $125,000 divided by the closing price of the Common Stock on the 180th day following the effectiveness of the Registration Statement; plus (iii) $125,000 divided by the closing price of the Common Stock on the day the Company receives $7,500,000 in aggregate total gross amount received from Purchase Notices, less clearing costs (collectively, the “Commitment Shares”).

Concurrently with the execution of the Purchase Agreement, the Company entered into the RRA with White Lion under which the Company agreed to file, within 30 days following the execution of the Purchase Agreement, a Registration Statement with the Securities and Exchange Commission covering the resale of the Commitment Shares and the shares of Common Stock to be purchased by White Lion under the Purchase Agreement. The Purchase Agreement and RRA contain customary representations, warranties, conditions and indemnification obligations of the parties. The representations, warranties and covenants contained in such agreements were made only for purposes of such agreements and as of specific dates, were solely for the benefit of the parties to such agreements and may be subject to limitations agreed upon by the contracting parties.

The foregoing descriptions of the Purchase Agreement and the RRA are qualified in their entirety by reference to the full text of such agreement, copies of which are attached as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and incorporated by reference herein.

The offer and sale of the Common Stock pursuant to the Purchase Agreement have not been registered under the Securities Act or any state securities laws. The Common Stock may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. Neither this Current Report on Form 8-K, nor the exhibits attached hereto, is an offer to sell or the solicitation of an offer to buy the Common Stock described herein or therein.

In the Purchase Agreement, White Lion represented to the Company that it is an “accredited investor”, as defined in Rule 501 promulgated under the Securities Act, and the Company’s offer and sale of the Common Stock under the Purchase Agreement are being made (or, with respect to the Commitment Shares, have been made) in reliance upon the exemptions from the registration requirements of the Securities Act pursuant to Section 4(a)(2) thereof and Rule 506(b) of Regulation D promulgated thereunder.

Item 3.02 Unregistered Sales of Equity Securities

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 3.02.

Item 9.01. Financial Statements and Exhibits.

 (d) Exhibits. The following exhibits are filed with this Form 8-K:

Exhibit Number	Description
10.1	Common Stock Purchase Agreement, dated as of September 30, 2025, by and between the Company and White Lion Capital, LLC
10.2	Registration Rights Agreement, dated as of September 30, 2025, by and between the Company and White Lion Capital, LLC
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Twin Hospitality Group Inc.

Date:	October 3, 2025	/s/ Kenneth J. Kuick
Kenneth J. Kuick
Chief Financial Officer